EXHIBIT 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED.

US$150,000                                                         March 3, 2006

                            VOCALSCAPE NETWORKS, INC.

                           CONVERTIBLE PROMISSORY NOTE

      For value received, Vocalscape Networks, Inc., a Nevada corporation ("Payor"), having an address of Suite 206 170 East Post Road, White Plains, NY 10601, promises to pay to Armanda Group USA, Inc., a Delaware corporation, or its assigns ("Holder"), having an address of 9575 Pinehurst Drive, Roseville, California 95747, the principal sum of One Hundred Fifty Thousand United States Dollars ($150,000), together with all accrued and unpaid interest thereon as set forth below.

      Interest on the unpaid principal balance of this Convertible Promissory Note (Note) shall accrue at the rate of ten and one half percent (10.5%) per annum commencing on the date hereof, and shall be payable in a single installment at maturity as set forth below. All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty-five (365) days.

      If not automatically converted at an earlier date as provided below, (i) interest shall accrue on the 1st day of each month beginning March 1, 2006 and shall continue accrue and shall be due and payable two years following the date hereof (the "Maturity Date"), or (ii) Holder, at its election, may convert this Note on or prior to the Maturity Date into the number of shares of common stock of the Payor (the "Common Stock") obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, this Note as of the date that is ten (10) days from the date written notice is given by Holder to Payor of Holder's election to convert this Note, by (b) $0.118 (the "Conversion Price Per Share").

      Payor shall provide Holder with at least ten (10) days notice prior to the closing of any Sale of the Company. For the purposes of this Note, "Sale of the Company" shall mean (a) a sale or transfer of all or substantially all of the Company's assets or (b) the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that the Company's shareholders prior to such transaction own, directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity or the entity that owns 100% of the outstanding voting securities of such surviving entity.

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Within 10 days of the date of this Note, Payor at its expense will issue and deliver to Holder' attorney to be held in escrow, two certificates in the name of the Holder or Holder' designee, each certificate in the amount of 635,593 for the full shares of equity securities issuable upon such conversion upon surrender of this Note. Holder' attorney is Venture Law Corporation, attention Alixe Cormick, 618-688 W. Hastings Street, Vancouver, British ColumbiaV6B 1P1. The delivery of such equity securities shall be deemed to have been made immediately prior to the close of business on the date which is ten (10) days from the date written notice is given by Holder to Payor of Holder's election to convert this Note into Common Stock, and the person or persons entitled to receive the shares of equity securities upon conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of equity securities as of such date. No fractional shares of equity securities shall be issued upon payment of this Note. In lieu of Payor issuing any fractional shares to Holder, fractional shares of common stock resulting from the conversion of this Note will "round up" to the nearest whole number.

      All payments of interest and principal shall be in lawful money of the United States of America, and shall be made in immediately available funds to Holder at the address first set forth above in this Note or to such other person or entity or at such other address as may be designated in writing by Holder. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal.

      Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

      If there is any default under this Note, and this Note is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Payor promises to pay to Holder its reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note.

      If any provision, or portion thereof, of this Note, or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such provision, or portion thereof, to any other person or circumstances shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

      This Note, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the British Columbia applicable to contracts made and performed in such state and any applicable law of the United States of America. The parties agree that any action under or for the enforcement of this Note may be brought in the courts of California and British Columbia and the parties attorney to the exclusive jurisdiction of those courts.

         Failure of Holder to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of Holder for default under this Note shall be cumulative to the greatest extent permitted by law. Time is of the essence in the payment of all principal and interest on this Note and the performance of Payor's obligations hereunder.

      This Note may be assigned, discounted, pledged or hypothecated by the Holder and by any subsequent holder of this Note; however, this promissory note is not intended by the parties to be, and is not, a negotiable instrument.

      Any of the terms of this Note (including, without limitation, the Maturity Date, the rate of interest, and the conversion features) may be waived or modified only in writing, signed by Payor.

PAYOR:

VOCALSCAPE NETWORKS, INC.

By: ___________________________________
    Name:  Ron McIntyre
    Title: President